8503 Hilltop Drive
Ooltewah, Tennessee  37363
(423) 238-4171

	APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer

FOR IMMEDIATE RELEASE
	CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer (423) 238-4171 Frank Madonia, General Counsel (423) 238-4171 Financial Dynamics Investor Contact: Eric Boyriven (212) 850-5600

MILLER INDUSTRIES REPORTS 2005 FOURTH QUARTER AND YEAR END
RESULTS

CHATTANOOGA, Tennessee, March 14, 2006 - Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2005.
For the fourth quarter of 2005, net sales from continuing operations were $92.6 million, an increase of 37.8% compared with $67.2 million in the fourth quarter of 2004. Fourth quarter 2005 income from continuing operations was $6.0 million, or $0.52 per diluted share, compared with income from continuing operations in the fourth quarter of 2004 of $1.8 million, or $0.16 per diluted share.
Miller Industries reported net income for the 2005 fourth quarter of $6.0 million, or $0.52 per diluted share, which included a loss of $(4,000), or $(0.00) per diluted share, after-tax, from discontinued operations. This compares to net income for the 2004 fourth quarter of $1.6 million, or $0.14 per diluted share, which included a loss from discontinued operations of $(230,000), or $(0.02) per diluted share.
Costs of operations in the fourth quarter of 2005 were $78.5 million, compared to $59.3 million in the year ago period. Gross profit for the fourth quarter of 2005 rose 77.1% to $14.1 million from $7.9 million in the fourth quarter of 2004. As a percentage of net sales, gross margin was 15.2% in the 2005 fourth quarter, versus 11.8% in the year ago period. The increase in gross margin over the year ago period reflects the ongoing benefits of higher sales volumes, the resulting manufacturing efficiencies, and past pricing actions, all of which helped negate the effects of raw materials price increases and the impact of higher energy costs.

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MILLER INDUSTRIES REPORTS 2005 FOURTH QUARTER AND YEAR END	PAGE 2
EARNINGS RESULTS

For the fourth quarter of 2005, selling, general and administrative expenses were $6.4 million, versus $4.6 million in the prior year period. As a percentage of net sales, selling, general and administrative expenses were 6.9% for the fourth quarter of 2005 versus 6.8% in the year ago period.
For the 2005 fourth quarter, the Company reported operating income (earnings before interest and taxes) of $7.7 million, or 8.3% of net sales, compared with $3.4 million, or 5.0% of net sales, an increase of 128.5%.
Interest expense for the Company’s continuing operations in the fourth quarter of 2005 was $797,000, compared to $1.2 million in the year ago fourth quarter. Total senior and junior debt at December 31, 2005 was approximately $16.3 million, down from $24.7 million at September 30, 2005, and $26.7 million at December 31, 2004.
For the year 2005, net sales rose 48.9% to $351.9 million from $236.3 million in 2004. Income from continuing operations for 2005 was $18.7 million, or $1.63 per diluted share, compared to income from continuing operations of $7.0 million, or $0.64 per diluted share in 2004. Including a loss from discontinued operations of $(114,000), or $(0.01) per diluted share, the Company reported net income for 2005 of $18.6 million, or $1.62 per diluted share. Including a loss from discontinued operations of $(1.5) million, or $(0.14) per diluted share, the Company reported net income for 2004 of $5.5 million, or $0.50 per diluted share.
“We are extremely pleased with the results for 2005,” stated Jeffrey I. Badgley, President and Co-CEO of Miller Industries. “These results are the culmination of the efforts over the past few years to refocus on our core business. I want to thank all of our employees, shareholders, suppliers and most importantly, our customers, who have continued to show their support for our products. The improved economic conditions and strong demand from our customer base, coupled with complementary product development, resulted in a 48.9% increase in sales over 2004 levels. We continue to see volatility in the cost of some of our key materials, such as aluminum and some types of steel, but we have been able to minimize their effects through our cost cutting initiatives and pricing efforts. With the cash flow generated in 2005 we were able to reduce total senior and junior debt to $16.3 million by the end of the year.”
Mr. Badgley continued, “We remain confident in our future. We continue to see positive trends in the marketplace. Our strong backlog and order levels indicate another profitable year for Miller Industries in 2006. In the upcoming year one of our key initiatives will be to expand and upgrade our

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MILLER INDUSTRIES REPORTS 2005 FOURTH QUARTER AND YEAR END	PAGE 3
EARNINGS RESULTS

facilities in order to more efficiently meet the strong demand we continue to see in the marketplace. While we are very pleased with our achievements in 2005, both operationally and financially, we have not lost sight of our main goal, to provide our customers with the most innovative and highest quality products in the industry.”

In conjunction with this release, Miller Industries will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, March 15, 2006, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

http://phx.corporate-ir.net/playerlink.zhtml?c=112441&s=wm&e=1229413

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through March 22, 2006. The replay number is (800) 642-1687, Passcode 6390880

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain matters set forth in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The words “looking forward,” “believe,” “expect,” “likely,” “should” and similar expressions identify forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties include risks related to the cyclical nature of our industry, general economic conditions and the economic health of our customers; our dependence on outside suppliers of raw materials and recent increases in the cost of aluminum, steel and other raw materials; the need to service our indebtedness; and those risks discussed in the Company’s filings with the Securities and Exchange Commission, including those risks discussed under the caption “Certain Factors Affecting Forward - Looking Statements” in the Company’s Form 10-K for fiscal 2005, which discussion is incorporated herein by this reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements were made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.

Miller Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands except per share data)

	Three Months Ended December 31			Years Ended December 31,
	2005	2004	% Change	2005	2004	% Change

NET SALES	$92,570	$67,200	37.8%	$351,884	$236,308	48.9%

COSTS AND EXPENSES:

COST OF OPERATIONS	78,516	59,263	32.5%	301,943	205,021	47.3%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,398	4,586	39.5%	24,293	18,904	28.5%

INTEREST EXPENSE, NET	797	1,230	-35.2%	4,012	4,657	-13.9%

TOTAL COSTS AND EXPENSES	85,711	65,079	31.7%	330,248	228,582	44.5%

INCOME FROM CONTINUING OPERATIONS, BEFORE TAXES	6,859	2,121	223.4%	21,636	7,726	180.0%

INCOME TAX PROVISION	881	303	190.8%	2,936	740	296.8%

INCOME FROM CONTINUING OPERATIONS	5,978	1,818	228.8%	18,700	6,986	167.7%

DISCONTINUED OPERATIONS
LOSS FROM DISCONTINUED OPERATIONS, BEFORE TAXES	(4)	(230)	-98.3%	(114)	(1,371)	-91.7%
INCOME TAX PROVISION	0	0	0.0%	0	140	-100.0%
LOSS FROM DISCONTINUED OPERATIONS	(4)	(230)	-98.3%	(114)	(1,511)	-92.5%

NET INCOME	$5,974	$1,588	276.2%	$18,586	$5,475	239.5%

BASIC INCOME (LOSS) PER COMMON SHARE:

INCOME FROM CONTINUING OPERATIONS	$0.53	$0.16	231.3%	$1.67	$0.64	160.9%

LOSS FROM DISCONTINUED OPERATIONS	(0.00)	$(0.02)	-100.0%	(0.01)	(0.14)	-92.9%

BASIC INCOME PER COMMON SHARE	$0.53	$0.14	278.6%	$1.66	$0.50	232.0%

DILUTED INCOME (LOSS) PER COMMON SHARE:

INCOME FROM CONTINUING OPERATIONS	$0.52	$0.16	225.0%	$1.63	$0.64	154.7%

LOSS FROM DISCONTINUED OPERATIONS	(0.00)	$(0.02)	-100.0%	(0.01)	(0.14)	-92.9%

DILUTED INCOME PER COMMON SHARE	$0.52	$0.14	271.4%	$1.62	$0.50	224.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,283	11,181	0.9%	11,226	10,860	3.4%
DILUTED	11,547	11,335	1.9%	11,474	10,982	4.5%